EXHIBIT 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

PRG-Schultz International, Inc. Appoints BDO Seidman, LLP as its Independent Registered Public Accounting Firm
ATLANTA--(BUSINESS WIRE)--June 27, 2006--PRG-Schultz International, Inc. (Nasdaq: PRGX) today announced that the Audit Committee of its Board of Directors has appointed BDO Seidman, LLP as its independent auditor for the year ending December 31, 2006. The company previously announced the termination of its auditor relationship with KPMG LLP.

"After completing our independent auditor selection process and considering a number of highly qualified firms, we have selected BDO Seidman as our independent auditors," said Philip J. Mazzilli, Jr., Chairman of the company's Audit Committee. "Our decision to engage BDO Seidman was not the result of any disagreement with KPMG, but rather the result of our selection process, which took into consideration a number of factors, including scope of services, fee structure and overall fit with PRG-Schultz. We appreciate KPMG's work for the company in the past and look forward to our new relationship with BDO Seidman."

About PRG-Schultz International, Inc.

Headquartered in Atlanta, PRG-Schultz International, Inc. is the world's leading recovery audit firm, providing clients throughout the world with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG-Schultz industry specialists review client purchases and payment information to identify and recover overpayments.

CONTACT: PRG-Schultz International, Inc.
Peter Limeri, 770-779-6464

SOURCE: PRG-Schultz International, Inc.